UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2003

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18111 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EX-10.27 Trust Indenture
EX-10.28 Servicing Agreement
EX-99.1 Press Release

Item 5. Other Events

As discussed in the press release attached hereto as Exhibit 99.1, on October 7, 2003, PMC Commercial Trust (“PMC Commercial”) completed a structured loan sale transaction. PMC Commercial and PMC Capital, Inc. (“PMC Capital”), our affiliate, contributed variable-rate loans receivable of approximately $45.4 million and $57.8 million, respectively, to a special purpose entity (the “2003 Joint Venture”). The 2003 Joint Venture issued, through a private placement, approximately $92.9 million of its 2003 Loan-Backed Floating Rate Notes (the “2003 L.P. Notes”). The 2003 L.P. Notes, issued at par, which have a stated maturity in 2023 and bear interest, reset on a quarterly basis, at the 90 day LIBOR plus 1.25%, are collateralized by the loans receivable contributed by PMC Commercial and PMC Capital to the 2003 Joint Venture. The 2003 L.P. Notes were rated “Aaa” by Moody’s Investors Service, Inc.

As a result of the transaction, PMC Commercial received gross proceeds of approximately $40.9 million which was utilized to pay the costs of the transaction, fund the initial required reserve balance and repay the outstanding balance on its revolving credit facility. The remaining proceeds will be used to originate additional loans and for working capital.

Item 7. Financial Statements and Exhibits

(a)	Exhibits

10.27	Trust Indenture between PMC Joint Venture, L.P. 2003-1 and The Bank of New York, as Trustee, dated September 16, 2003.

10.28	Servicing Agreement by and among The Bank of New York as Trustee and Supervisory Servicer, PMC Joint Venture, L.P. 2003-1 as Issuer and PMC Capital, Inc. and PMC Commercial Trust as Servicers, dated September 16, 2003.

99.1	Press Release dated October 7, 2003.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2003

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin

Barry N. Berlin, Chief Financial Officer